Exhibit 25

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)      ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, California 90017
Attn: The Bank of New York Trust Company, N.A.
213-630-6205
(Name, address and telephone number of agent for service)

Denbury Resources Inc
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0467835 (I.R.S. employer identification no.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas (Address of principal executive offices)	75024 (Zip Code)

Denbury Onshore, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0467798 (I.R.S. employer identification no.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas (Address of principal executive offices)	75024 (Zip Code)
Denbury Gathering & Marketing, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-3056150 (I.R.S. employer identification no.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas (Address of principal executive offices)	75024 (Zip Code)
Denbury Operating Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0467368 (I.R.S. employer identification no.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas (Address of principal executive offices)	75024 (Zip Code)

Denbury Green Pipeline — Texas, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2072301 (I.R.S. employer identification no.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas (Address of principal executive offices)	75024 (Zip Code)
Denbury Marine, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-1311038 (I.R.S. employer identification no.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas (Address of principal executive offices)	75024 (Zip Code)
Tuscaloosa Royalty Fund LLC
(Exact name of obligor as specified in its charter)

Mississippi (State or other jurisdiction of incorporation or organization)	73-1668201 (I.R.S. employer identification no.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas (Address of principal executive offices)	75024 (Zip Code)
Senior Subordinated Notes
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
3-15.	Not applicable.
16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
          Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 10th day of February, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Assistant Treasurer

EXHIBIT 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Denbury Resources Inc., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Julie Hoffman-Ramos
Julie Hoffman-Ramos
Assistant Treasurer

Houston, Texas
February 10, 2009

REPORT OF CONDITION
Consolidating domestic subsidiaries of
The Bank of New York Mellon Trust Company NA in the state of CA at close of business on September 30, 2008 published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		8,169
Interest-bearing balances		0
Securities:
Held-to-maturity securities		26
Available-for-sale securities		399,634
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		3,800
Securities purchased under agreements to resell		60,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		11,218
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangible assets:
Goodwill
Other intangible assets		279,623
Other assets		150,704

Total assets		1,789,327

REPORT OF CONDITION (Continued)
LIABILITIES

	Dollar Amount in Thousands
Deposits:
In domestic offices		1,047
Non interest-bearing	1,047
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		141,035
Total liabilities		410,773
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		253,204
Accumulated other comprehensive income		2,830
Other equity capital components		0
Total equity capital		1,378,554
Total liabilities, minority interest, and equity capital		1,789,327

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.	I, Karen Bayz, Vice President (Name, Title) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Michael K. Klugman, President

Director #2	Frank Sulzberger, Managing Director

Director #3	William D. Lindelof, Vice President